                          A.S.V., INC. AND SUBSIDIARY
                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                     1996        1995        1994
                                                     ----        ----        ----
PRIMARY
 Earnings
  Net income                                      $  921,509  $  439,852  $  147,694
  Add after tax interest expense applicable
   to 6.5% convertible debentures                     49,635           -           -
                                                  ----------  ----------  ----------
 Net income applicable to common stock            $  971,144  $  439,852  $  147,694
                                                  ==========  ==========  ==========

 Shares **
  Weighted average number of common
   shares outstanding                              4,787,692   4,741,502   3,586,717
  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants         432,346     259,012     100,102
  Assuming conversion of 6.5% convertible
   debentures                                        109,029           -           -
                                                  ----------  ----------  ----------

  Weighted average number of common and
   common equivalent shares outstanding            5,329,067   5,000,514   3,686,819
                                                  ==========  ==========  ==========

 Earnings per common share                        $      .18  $      .09  $      .04
                                                  ==========  ==========  ==========

FULLY DILUTED
 Earnings
  Net income                                      $  921,509  $  439,852  $  147,694
  Add after tax interest expense applicable
   to 6.5% convertible debentures                     49,635           -           -
                                                  ----------  ----------  ----------
 Net income applicable to common stock            $  971,144  $  439,852  $  147,694
                                                  ==========  ==========  ==========

 Shares **
  Weighted average number of common
   shares outstanding                              4,787,692   4,741,502   3,586,717
  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants         452,897     283,142     100,102
  Assuming conversion of 6.5% convertible
   debentures                                        109,029           -           -
                                                  ----------  ----------  ----------

  Weighted average number of common and
   common equivalent shares outstanding            5,349,618   5,024,644   3,686,819
                                                  ==========  ==========  ==========

 Earnings per common share                        $      .18  $      .09  $      .04
                                                  ==========  ==========  ==========

** Restated to give effect to the three-for-two stock split effective January
   1997